JETBLUE ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS

NEW YORK (January 26, 2017) -- JetBlue Airways Corporation (NASDAQ: JBLU) today reported its results for the fourth quarter 2016 and the full year 2016:

•	Operating income of $296 million in the fourth quarter and $1.3 billion for the full year, a decline of 10.4% from the fourth quarter of 2015 and a full year increase of 7.9% over 2015.

•	Pre-tax income of $274 million in the fourth quarter and $1.2 billion for 2016, a decrease of 9.6% from the fourth quarter of 2015 and a full year increase of 10.8% over 2015.

•
Fourth quarter net income of $172 million, or $0.50 per diluted share. For the full year 2016, net income of $759 million or $2.22 per diluted share. This compares to JetBlue’s fourth quarter 2015 net income of $190 million, or $0.56 per diluted share and 2015 net income of $677 million or $1.98 per diluted share.

Financial Performance

JetBlue reported fourth quarter operating revenues of $1.6 billion. Revenue passenger miles for the fourth quarter increased 6% to 11.2 billion on a capacity increase of 4.5%, resulting in a fourth quarter load factor of 84.7%, a 1.1 point increase year over year.

Yield per passenger mile in the fourth quarter was 13.20 cents, down 3.1% compared to the fourth quarter of 2015. Passenger revenue per available seat mile (PRASM) for the fourth quarter 2016 decreased 1.7% year over year to 11.19 cents and operating revenue per available seat mile (RASM) decreased 1.5% year over year to 12.43 cents.

Compared with last year, operating expenses for the quarter increased 6.5%, or $81 million. Interest expense for the quarter declined 13.2%, or $4 million, as JetBlue continued to reduce its debt. JetBlue’s operating expense per available seat mile (CASM) for the fourth quarter increased 1.9% year over year to 10.19 cents. Excluding fuel, profit sharing and related taxes, fourth quarter CASM1 increased 5.6% to 7.69 cents.

“I would like to thank our over 20,000 crewmembers for going above and beyond once again last year. They are truly JetBlue’s greatest asset and I want to congratulate each of them on an outstanding 2016. We are focused on achieving the operational and financial excellence that will give us the platform to grow our culture even further than the 100 destinations we serve today” said Robin Hayes, JetBlue’s President and CEO.

Fuel Expense and Hedging

In the fourth quarter JetBlue had hedges in place for approximately 25% of its fuel consumption. The realized fuel price in the quarter was $1.56 per gallon, a 7.3% decrease versus fourth quarter 2015 realized fuel price of $1.68.

JetBlue has hedged approximately 10% of its first quarter and full year 2017 projected fuel consumption using jet fuel swaps. Based on the fuel curve as of January 13th, JetBlue expects an average price per gallon of fuel, including the impact of hedges and fuel taxes, of $1.73 in the first quarter of 2017.

Liquidity and Cash Flow
JetBlue ended the year with $971 million in unrestricted cash and short term investments, or about 15% of trailing twelve month revenue. In addition, JetBlue maintains approximately $600 million in undrawn lines of credit.
During the fourth quarter, JetBlue repaid $220 million in regularly scheduled debt and capital lease obligations. JetBlue anticipates paying approximately $50 million in regularly scheduled debt and capital lease obligations in the first quarter 2017 and approximately $195 million for the full year 2017.
“We ended 2016 with a debt to adjusted capitalization ratio of 35%, in the middle of our target range of 30% to 40%. Our efforts to de-risk the balance sheet in recent years allows JetBlue to evolve towards a more balanced approach to capital allocation, starting with our $120 million in share repurchases in fourth quarter 2016” said Jim Leddy, JetBlue’s Interim Chief Financial Officer and Treasurer.
First Quarter and Full Year Outlook
For the first quarter of 2017, year over year CASM excluding fuel is expected to grow between 3% and 5%. For the full year 2017, JetBlue expects year over year CASM excluding fuel to grow between 1% and 3%, consistent with prior guidance.

In the first quarter 2017, capacity is expected to increase between 4.5% and 6.5%. For the full year 2017, JetBlue continues to expect capacity to increase between 6.5% and 8.5%.

JetBlue will conduct a conference call to discuss its quarterly earnings today, January 26, at 10:00 a.m. Eastern Time. A live broadcast of the conference call will be available via the internet at http://investor.jetblue.com.

About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale - Hollywood, Los Angeles (Long Beach), Orlando, and San Juan. JetBlue carries more than 38 million customers a year to 100 cities in the U.S., Caribbean, and Latin America with an average of 925 daily flights. For more information please visit JetBlue.com.
Notes

(1)
Consolidated operating cost per available seat mile, excluding fuel, profit sharing and related taxes (CASM Ex-Fuel and Profit Sharing) is a non-GAAP financial measure that we use to measure our core performance.  Note A provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which represent our management's beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; volatility in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy; our significant fixed obligations and substantial indebtedness; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York and Boston metropolitan markets and the effect of increased congestion in these markets; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our reliance on a limited number of suppliers; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches or cyber-attacks; changes in or additional government regulation; changes in our industry due to other airlines' financial condition; acts of war or terrorist attacks; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for domestic and business air travel; the spread of infectious diseases; adverse weather conditions or natural disasters; and external geopolitical events and conditions. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year.
Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this press release, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include, in addition to others not described in this press release, those described in Item 1A of our 2015 Form 10-K under "Risks Related to JetBlue" and "Risks Associated with the Airline Industry". In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur.

JETBLUE AIRWAYS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)
(unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,		Percent		December 31,		Percent
	2016	2015	Change		2016	2015	Change
OPERATING REVENUES
Passenger	$1,477	$1,438	2.7		$6,013	$5,893	2.0
Other	164	156	5.4		619	523	18.5
Total operating revenues	1,641	1,594	3.0		6,632	6,416	3.4

OPERATING EXPENSES
Aircraft fuel and related taxes	291	300	(2.7)		1,074	1,348	(20.3)
Salaries, wages and benefits	427	401	6.5		1,698	1,540	10.2
Landing fees and other rents	81	78	3.8		357	342	4.3
Depreciation and amortization	103	93	12.5		393	345	13.9
Aircraft rent	27	30	(10.5)		110	122	(9.6)
Sales and marketing	63	65	(4.0)		259	264	(1.7)
Maintenance materials and repairs	136	119	14.3		563	490	14.9
Other operating expenses	217	178	21.3		866	749	15.7
Total operating expenses	1,345	1,264	6.5		5,320	5,200	2.3

OPERATING INCOME	296	330	(10.4)		1,312	1,216	7.9

Operating margin	18.0%	20.7%	(2.7)	pts.	19.8%	19.0%	0.8	pts.

OTHER INCOME (EXPENSE)
Interest expense	(26)	(30)	(13.2)		(111)	(128)	(12.9)
Capitalized interest	2	2	19.6		8	8	(0.4)
Interest income and other	2	1	177.5		7	1	3,675.4
Total other income (expense)	(22)	(27)	(19.5)		(96)	(119)	(19.1)

INCOME BEFORE INCOME TAXES	274	303	(9.6)		1,216	1,097	10.8

Pre-tax margin	16.7%	19.0%	(2.3)	pts.	18.3%	17.1%	1.2	pts.

Income tax expense	102	113	(9.7)		457	420	8.9

NET INCOME	$172	$190	(9.5)		$759	$677	12.0

EARNINGS PER COMMON SHARE:
Basic	$0.51	$0.60			$2.32	$2.15
Diluted	$0.50	$0.56			$2.22	$1.98

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	335.1	318.9			326.5	315.1
Diluted	341.6	342.4			342.2	344.8

JETBLUE AIRWAYS CORPORATION

COMPARATIVE OPERATING STATISTICS

(unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,		Percent		December 31,		Percent
	2016	2015	Change		2016	2015	Change

Revenue passengers (thousands)	9,532	8,911	7.0		38,263	35,101	9.0
Revenue passenger miles (millions)	11,185	10,554	6.0		45,619	41,711	9.4
Available seat miles (ASMs) (millions)	13,198	12,626	4.5		53,620	49,258	8.9
Load factor	84.7%	83.6%	1.1	pts.	85.1%	84.7%	0.4	pts.
Aircraft utilization (hours per day)	11.6	11.6	(0.6)		12.0	11.9	0.8

Average fare	$154.94	$161.35	(4.0)		$157.14	$167.89	(6.4)
Yield per passenger mile (cents)	13.20	13.62	(3.1)		13.18	14.13	(6.7)
Passenger revenue per ASM (cents)	11.19	11.39	(1.7)		11.21	11.96	(6.3)
Revenue per ASM (cents)	12.43	12.62	(1.5)		12.37	13.03	(5.0)
Operating expense per ASM (cents)	10.19	10.01	1.9		9.92	10.56	(6.0)
Operating expense per ASM, excluding fuel and related taxes (cents) (1)	7.98	7.64	4.6		7.92	7.82	1.3
Operating expense per ASM, excluding fuel, profit sharing and related taxes (cents) (1)	7.69	7.29	5.6		7.59	7.51	1.1

Departures	83,976	80,135	4.8		337,302	316,505	6.6
Average stage length (miles)	1,077	1,093	(1.5)		1,093	1,092	0.1
Average number of operating aircraft during period	222.4	212.7	4.6		218.9	207.9	5.3
Average fuel cost per gallon, including fuel taxes	$1.56	$1.68	(7.3)		$1.41	$1.93	(26.9)
Fuel gallons consumed (millions)	187	178	5.9		760	700	8.6
Average number of full-time equivalent crewmembers					15,696	14,537	8.0

(1)
Refer to Note A, Consolidated operating cost per available seat mile, excluding fuel, profit sharing and related taxes, at the end of our Earnings Release for more information on this non-GAAP measure.

JETBLUE AIRWAYS CORPORATION

SELECTED CONSOLIDATED BALANCE SHEET DATA

(in millions)
	December 31,	December 31,
	2016	2015
	(unaudited)

Cash and cash equivalents	$433	$318
Total investment securities	628	607
Total assets	9,487	8,644
Total debt	1,384	1,827
Stockholders' equity	4,013	3,210

SOURCE: JetBlue Airways Corporation

Note A - Non-GAAP Financial Measures

JetBlue sometimes uses non-GAAP measures that are derived from the Consolidated Financial Statements, but that are not presented in accordance with generally accepted accounting principles (“GAAP”). JetBlue believes these metrics provide a meaningful comparison of our results to others in the airline industry and our prior year results.  Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The table below shows a reconciliation of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Consolidated operating cost per available seat mile, excluding fuel, profit sharing and related taxes (“CASM Ex-Fuel and Profit Sharing”). CASM is a common metric used in the airline industry. We exclude aircraft fuel, profit sharing and related taxes from operating cost per available seat mile to determine CASM Ex-Fuel and Profit Sharing. We believe CASM Ex-Fuel and Profit Sharing provides investors the ability to measure financial performance excluding items beyond our control such as (i) fuel costs, which are subject to many economic and political factors beyond our control and (ii) profit sharing, which is sensitive to volatility in earnings. We believe this measure is more indicative of our ability to manage costs and is more comparable to measures reported by other major airlines.

NON-GAAP FINANCIAL MEASURE

RECONCILIATION OF OPERATING EXPENSE PER ASM, EXCLUDING FUEL, PROFIT SHARING AND RELATED TAXES

(in millions, per ASM data in cents)
(unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2016		2015		2016		2015
	$	per ASM	$	per ASM	$	per ASM	$	per ASM

Total operating expenses	$1,345	10.19	$1,264	10.01	$5,320	$9.92	$5,200	$10.56
Less: Aircraft fuel and related taxes	291	2.21	300	2.37	1,074	2.00	1,348	2.74
Operating expenses, excluding fuel and related taxes	1,054	7.98	964	7.64	4,246	7.92	3,852	7.82
Less: Profit sharing and related taxes	39	0.29	44	0.35	176	0.33	151	0.31
Operating expense, excluding fuel, profit sharing and related taxes	$1,015	7.69	$920	7.29	$4,070	$7.59	$3,701	$7.51

Return On Invested Capital (“ROIC”). ROIC is a non-GAAP financial measure we believe provides useful supplemental information for management and investors by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders as it represents an important financial metric we believe provides meaningful information as to how well we generate returns relative to the capital invested in our business.

NON-GAAP FINANCIAL MEASURE

Reconciliation of Return on Invested Capital (Non-GAAP)

(in millions)
(unaudited)
	Twelve Months Ended
	December 31,
	2016	2015
Numerator
Operating Income	$1,312	$1,216
Add: Interest income and other	7	1
Add: Interest component of capitalized aircraft rent (a)	58	64
Subtotal	1,377	1,281
Less: Income tax expense impact	520	491
Operating Income After Tax, Adjusted	857	790

Denominator
Average Stockholders' equity	$3,611	$2,869
Average total debt	1,606	2,038
Capitalized aircraft rent (a)	771	853
Invested Capital	5,988	5,760

Return on Invested Capital	14.3%	13.7%

(a) Capitalized Aircraft Rent
Aircraft rent, as reported	110	122
Capitalized aircraft rent (7* aircraft rent) (b)	771	853
Interest component of capitalized aircraft rent (Imputed interest at 7.5%)	58	64
(b)
In determining the Invested Capital component of ROIC we include a non-GAAP adjustment for aircraft operating leases, as operating lease obligations are not reflected on our balance sheets but do represent a significant financing obligation. In making the adjustment we used a multiple of seven times our aircraft rent as this is the multiple which is routinely used with in the airline community to represent the financing component of aircraft operating lease obligations.

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com
JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com